UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Fifth Street Finance Corp.
Fifth Street Senior Floating Rate Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fifth Street Finance Corp.
Fifth Street Senior Floating Rate Corp.
10 Bank Street, 12th Floor
White Plains, New York 10606
January 31, 2014
To the Stockholders:

You are cordially invited to attend the 2014 Joint Annual Meeting of Stockholders of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Floating Rate Corp. (“FSFR” and FSC each, a “Company” and together, the “Companies”) to be held at The Ritz-Carlton, Westchester at Three Renaissance Square, White Plains, NY 10601 on March 13, 2014, at 10:00 a.m., local time. Only stockholders of record at the close of business on January 14, 2014 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
Details of the business to be conducted at the meeting are given in the accompanying Notice of Joint Annual Meeting and 2014 Joint Proxy Statement. As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of our annual meeting and conserves natural resources. As a result, we will mail our stockholders (other than those who previously requested electronic or paper delivery) a notice containing instructions on how to access our 2014 Joint Proxy Statement and 2013 Annual Reports and vote online. The notice will also include instructions on how you can receive a paper copy of the proxy materials, including the Notice of Joint Annual Meeting, 2014 Joint Proxy Statement and proxy card(s). If you elect to receive your proxy materials by mail, the Notice of Joint Annual Meeting, 2014 Joint Proxy Statement, and proxy card(s) from our Board(s) of Directors will be enclosed. If you elect to receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2014 Joint Proxy Statement and 2013 Annual Reports on the Internet.
It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in the 2014 Joint Proxy Statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting. Your vote and participation in our governance is very important to us.
Sincerely,

/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
FSC Chairman and Chief Executive Officer
FSFR Vice Chairman and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the Joint Annual Meeting of Stockholders to Be Held on March 13, 2014
Our 2014 Joint Proxy Statement and Annual Reports on Form 10-K for the year ended September 30, 2013 are available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

10 Bank Street, 12th Floor
White Plains, New York 10606

NOTICE OF 2014 JOINT ANNUAL MEETING OF STOCKHOLDERS
To be Held at
The Ritz-Carlton, Westchester
Three Renaissance Square
White Plains, New York 10601
March 13, 2014, 10:00 a.m., local time

To the Stockholders:
The 2014 Joint Annual Meeting (the “Annual Meeting”) of Stockholders of Fifth Street Finance Corp., a Delaware corporation (“FSC”) and of Fifth Street Senior Floating Rate Corp., a Delaware corporation (“FSFR” and FSC each, a “Company” and together, the “Companies”), will be held at The Ritz-Carlton, Westchester at Three Renaissance Square, White Plains, NY 10601 on March 13, 2014, at 10:00 a.m., local time. At the Annual Meeting, our stockholders will consider and vote on:

•	For Stockholders of FSC: the election of three directors, each to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	For Stockholders of FSFR: the election of one director to serve until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
•	For Stockholders of each Company: a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2014;
•	For Stockholders of each Company: such other business as may properly come before the Annual Meeting and any adjournments or postponements.
The nominees of the Board of Directors for election as directors of each Company are listed in the accompanying Joint Proxy Statement. We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.
Holders of record of FSC’s and FSFR’s common stock as of the close of business on January 14, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign and return the accompanying proxy card(s), or vote in advance via the Internet or telephone. Instructions are shown on the proxy card.
Thank you for your support of Fifth Street Finance Corp. and/or Fifth Street Senior Floating Rate Corp.
EACH COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
By order of the Boards of Directors,

BERNARD D. BERMAN
FSC President and FSFR Chairman
White Plains, New York
January 31, 2014

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the accompanying proxy card(s), or vote your shares electronically through the Internet or by telephone. Please see the Joint Proxy Statement and the accompanying proxy card(s) for details about electronic voting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

Independent Auditor’s Fees	22
Required Vote	22
Audit Committee Report	23
OTHER MATTERS	24
Stockholder Proposals	24
Other Business	24

Fifth Street Finance Corp.
Fifth Street Senior Floating Rate Corp.
10 Bank Street, 12th Floor
White Plains, New York 10606
JOINT PROXY STATEMENT
2014 Joint Annual Meeting of Stockholders
General

We are furnishing you this joint proxy statement in connection with the solicitation of proxies by the Boards of Directors (each, a “Board” and together, the “Boards”) of Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Floating Rate Corp. (“FSFR” and FSC, each, a “Company” and together, the “Companies,” “we,” “us,” or “our”) for use at the Companies’ 2014 Joint Annual Meeting of Stockholders (the “Annual Meeting”). We expect to first furnish this joint proxy statement and the accompanying form of proxy to stockholders on or about January 31, 2014. When we refer to the Companies’ fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2013 is October 1, 2012 through September 30, 2013).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card(s) or otherwise provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card(s), the shares covered by the proxy card(s) will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Joint Annual Meeting of Stockholders.
Although each Company is a separate business development company and stockholders of each Company will vote separately on the proposals contained herein, the Companies are soliciting votes through this Joint Proxy Statement to reduce expenses to the Companies in connection with soliciting proxies for the Annual Meeting.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on March 13, 2014 at 10:00 a.m., local time, at The Ritz-Carlton, Westchester at Three Renaissance Square, White Plains, NY 10601.

Attendance

You are entitled to attend the Annual Meeting only if you were a stockholder of FSC or FSFR as of the record date for the Annual Meeting, or January 14, 2014 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present a valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of one or both Companies but hold shares as a beneficial owner in street name, in order to attend the Annual Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership of shares of one or both Companies.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying annual reports on Form 10-K for the year ended September 30, 2013 are also available at the following cookies-free website that can be accessed anonymously at www.proxyvote.com.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	For the Stockholders of FSC: To elect three directors, each of whom will serve until the 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	For the Stockholders of FSFR: To elect one director who will serve until the 2017 Annual Meeting of Stockholders, or until his successor is duly elected and qualified;

3.
For the Stockholders of each Company: To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for each Company for the fiscal year ending September 30, 2014; and

4.	For the Stockholders of each Company: To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

Record Date and Voting Securities

You may cast one vote for each share of common stock that you owned as of the Record Date. All shares of each Company’s common stock have equal voting rights and neither Company has, nor does either Company’s restated certificate of incorporation authorize it to issue, any other class of equity security. Stockholders can only vote on matters affecting the Company (or Companies) in which they hold shares of Common Stock. As of December 31, 2013, 139,182,861 shares of common stock of FSC were outstanding and 6,666,768 shares of common stock of FSFR were outstanding.

Quorum Required

For a Company to conduct business at the Annual Meeting, a quorum of stockholders of that Company must be present at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock of a Company outstanding on the Record Date will constitute a quorum of such Company. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present for a Company, the stockholders who are represented may adjourn the Annual Meeting with respect to that Company until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you do not vote in person at the Annual Meeting or submit voting instructions to your broker, your broker may still be permitted to vote your shares on certain routine matters. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on each Company’s proposal to elect director(s), the broker may not exercise discretion to vote for or against such proposal. These shares will not be counted as having been voted on such proposal. With respect to each Company’s proposal to ratify the independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the applicable accompanying proxy card(s). Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the respective Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or telephone are shown on the accompanying proxy card(s). Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. A stockholder that votes through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Annual Meeting to David H. Harrison, Assistant Secretary, Fifth Street Finance Corp. or to David H. Harrison, Secretary, Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Votes Required

Election of directors.  The affirmative vote of a majority of a Company’s votes cast at the Annual Meeting is required to elect each director nominee of that Company (i.e., the number of shares voted “for” each of the nominees must exceed the number of votes “against” each of the nominees). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining approval.

Ratification of independent registered public accounting firm.  The affirmative vote of a majority of a Company’s votes cast at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as such Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PricewaterhouseCoopers LLP exceeds the number of votes “against” the ratification of the appointment of PricewaterhouseCoopers LLP). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of each Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to this proposal.

Information Regarding This Solicitation

Each Company will bear its allocable expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Joint Proxy Statement. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors or officers of the Companies or officers or employees of FSC CT, Inc., our administrator (“FSC CT”), without special compensation therefor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2013, the beneficial ownership information of each current director and the nominees for director of both Companies, as well as each Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 139,182,861 shares of FSC’s common stock, and 6,666,768 shares of FSFR’s common stock, outstanding as of December 31, 2013.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Companies believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Companies. The Companies’ directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of a Company as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). Unless otherwise indicated, the address of all executive officers and directors is c/o Fifth Street Finance Corp. or c/o Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606.

Name (Companies)	Number of Shares Owned Beneficially		Percentage of Common Stock Outstanding
	FSC	FSFR	FSC	FSFR
Interested Directors:
Leonard M. Tannenbaum (FSC; FSFR)	2,005,406 (1)	195,516	1.44%	2.93%
Bernard D. Berman (FSC; FSFR) (2)	21,968	3,000	*	*
Ivelin M. Dimitrov (FSC)	23,235	-	*	-

Independent Directors:
Brian S. Dunn (FSC; FSFR) (2)	9,000	1,000	*	*
Richard P. Dutkiewicz (FSC; FSFR) (2)	10,699	1,000	*	*
Byron J. Haney (FSC) (2)	10,000	-	*	-
Jeffrey R. Kay (FSFR)	-	1,465	-	*
Frank C. Meyer (FSC)	154,624	-	*	-
Douglas F. Ray (FSC)	9,336	-	*	-

Executive Officers Who Are Not Directors:

Alexander C. Frank (FSC; FSFR)	12,333	1,000	*	*
David H. Harrison (FSC; FSFR) (2)	9,190	1,000	*	*
Steven M. Noreika (FSFR) (2)	-	500	-	*

All Officers and Directors as a Group	2,265,791	204,481	1.62%	3.06%
____________________
*Represents less than 1%

(1) The total number of shares reported includes 1,349,105 shares of which Mr. Tannenbaum is the direct beneficial owner (including 656,301 shares held in margin accounts) and 80,000 shares owned by the Leonard M. Tannenbaum Foundation, a 501(c)(3) corporation for which Mr. Tannenbaum serves as the president. With respect to the shares held by the Leonard M. Tannenbaum Foundation, Mr. Tannenbaum has sole voting and investment power over all such shares, but has no pecuniary interest therein.

(2) Accounts owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of December 31, 2013, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of December 31, 2013, the dollar range of our equity securities that is beneficially owned by each of our directors and nominees for director.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Name (Companies)	FSC	FSFR
Interested Directors:
Leonard M. Tannenbaum (FSC; FSFR)	Over $100,000	Over $100,000
Bernard D. Berman (FSC; FSFR)	Over $100,000	$10,001-$50,000
Ivelin M. Dimitrov (FSC)	Over $100,000	none
Independent Directors:
Brian S. Dunn (FSC; FSFR)	$50,001-$100,000	$10,001-$50,000
Richard P. Dutkiewicz (FSC; FSFR)	$50,001-$100,000	$10,001-$50,000
Byron J. Haney (FSC)	$50,001-$100,000	none
Jeffrey R. Kay (FSFR)	none	$10,001-$50,000
Frank C. Meyer (FSC)	Over $100,000	none
Douglas F. Ray (FSC)	$50,001-$100,000	none
_______________
(1) Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2) The dollar range of equity securities beneficially owned in us is based on the closing price for FSC's common stock of $9.25, and FSFR's common stock of $13.24, on December 31, 2013 on the NASDAQ Global Select Market.

(3) The dollar range of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of each Company is managed under the direction of its Board. Pursuant to FSC’s Amended and Restated Bylaws, its Board may modify the number of members of the board of directors provided that the number of directors will not be fewer than five or greater than nine and that no decrease in the number of directors shall shorten the term of any incumbent director. FSC’s Board currently consists of eight members, of whom five are not “interested persons” of FSC, as defined in Section 2(a)(19) of the 1940 Act. Pursuant to FSFR’s Bylaws, its Board may modify the number of members of the board of directors provided that the number of directors will not be fewer than three or greater than nine and that no decrease in the number of directors shall shorten the term of any incumbent director. FSFR’s Board currently consists of five members, of whom three are not “interested persons” of FSFR, as defined in Section 2(a)(19) of the 1940 Act. The NASDAQ Stock Market (“NASDAQ”) requires that each Company maintain a majority of independent directors on its Board, and provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of each Company, as defined in Section 2(a)(19) of the 1940 Act.

Under FSC’s and FSFR’s charters, directors are divided into three classes. Each class of directors will hold office for a three-year term, or until his or her successor is duly elected and qualified. At each Annual Meeting, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of his or her election and until his or her successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Dimitrov, Dunn and Haney have been nominated for re-election to the Board of FSC for three-year terms expiring in 2017. At FSC’s 2013 Annual Meeting, Messrs. Dutkiewicz, Meyer and Ray were re-elected to FSC’s Board of Directors and no director received a withhold/against vote of 10% or greater.

Mr. Kay has been nominated for re-election to the Board of FSFR for a three-year term expiring in 2017. FSFR commenced operations in July 2013 and has not previously held an annual meeting of stockholders.

No person being nominated as a director of either Company is being proposed for election pursuant to any agreement or understanding between any such person and that Company.

A stockholder of FSC or FSFR can vote for or against each of the director nominees of FSC or FSFR, respectively, or abstain from voting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. Each Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

Each Board unanimously recommends a vote “FOR” this proposal.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Name	Company Served	Age	Company - Length of time served; Term of office
Independent Directors
Brian S. Dunn*	FSC and FSFR	42	FSC-Director since 2007; Term expires, if elected, in 2017 FSFR-Director since 2013; Term expires in 2016
Richard P. Dutkiewicz	FSC and FSFR	58	FSC-Director since 2010; Term expires in 2016 FSFR-Director since 2013; Term expires in 2015
Byron J. Haney*	FSC	53	FSC-Director since 2007; Term expires, if elected, in 2017
Jeffrey R. Kay**	FSFR	45	FSFR-Director since 2013; Term expires, if elected, in 2017
Frank C. Meyer	FSC	70	FSC-Director since 2007; Term expires in 2016
Douglas F. Ray	FSC	46	FSC-Director since 2007; Term expires in 2016

Interested Directors
Leonard M. Tannenbaum	FSC and FSFR	42	FSC-Director since 2007; Term expires in 2015 FSFR-Director since 2013; Term expires in 2016
Bernard D. Berman	FSC and FSFR	43	FSC-Director since 2009; Term expires in 2015 FSFR-Director since 2013; Term expires in 2015
Ivelin M. Dimitrov*	FSC	35	FSC-Director since 2013; Term expires, if elected, in 2017
_________________________
* Director nominee of FSC
** Director nominee of FSFR
Biographical information regarding our Boards is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of a Company, as defined in Section 2(a)(19) of the 1940 Act.
Executive Officers
The following persons serve as our executive officers in the following capacities:

Name	Age	FSC Position	FSFR Position
Leonard M. Tannenbaum	42	Chief Executive Officer	Chief Executive Officer
Bernard D. Berman	43	President and Secretary	-----
Ivelin M. Dimitrov	35	Chief Investment Officer	President and Chief Investment Officer
Alexander C. Frank	55	Chief Financial Officer	Chief Operating Officer
David H. Harrison	40	Chief Compliance Officer	Chief Compliance Officer and Secretary
Steven M. Noreika	38	-----	Chief Financial Officer

Biographical Information

Independent Directors

Brian S. Dunn. Mr. Dunn has been a member of FSC’s Board of Directors since December 2007 and a member of FSFR’s Board of Directors since May 2013. Mr. Dunn has over 18 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. Currently, he manages Little White Dog, Inc., a marketing firm that he founded. Mr. Dunn was the marketing director and chief operating officer for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise from June 2006 until May 2011. Lipenwald filed for bankruptcy in July 2011. Prior to Lipenwald, from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with our Companies. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as chairman of each Board’s Nominating and Corporate Governance Committee. Mr. Dunn’s previous service on our Boards also provides him with a specific understanding of our Companies, their operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Dunn should serve as a member of each Board.

Richard P. Dutkiewicz. Mr. Dutkiewicz has been a member of FSC’s Board of Directors since February 2010 and a member of FSFR’s Board of Directors since May 2013. He is an independent financial and operational adviser. Prior to his current position, he was a managing director at Capital Insight, LLC, a private investment bank, since March 2013. Previously, he was an independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013. From 2010 to April 2013, Mr. Dutkiewicz served on the Board of Directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry. From April 2010 to March 2012, Mr. Dutkiewicz was the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president-information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president-finance, and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president-finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with our Companies. Mr. Dutkiewicz’s expertise, experience and skills closely align with our operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. Moreover, Mr. Dutkiewicz’s knowledge of financial and accounting matters qualify him as each Board’s Audit Committee Financial Expert and chairman of the Audit Committee. The foregoing qualifications led to our conclusion that Mr. Dutkiewicz should serve as a member of each Board.

Byron J. Haney.  Mr. Haney has been a member of FSC’s Board of Directors since December 2007. He also currently serves as an investment professional at TrilogyLWP. From October 2010 through October 2011, Mr. Haney served as a principal of Duggan Asset Management, L.L.C. where he was director of research. Prior to that, he served as chief operating officer of VSO Capital Management from March 2010 to October 2010. From 1994 until 2009, Mr. Haney worked for Resurgence Asset Management LLC, during which time he most recently served as managing director and chief investment officer. Mr. Haney previously served on the Board of Directors of Sterling

Chemicals, Inc., and Furniture.com. Mr. Haney has more than 25 years of business experience, including having served as chief financial officer of a private retail store chain and as an auditor with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney earned his B.S. in Business Administration from the University of California at Berkeley and his M.B.A. from the Wharton School of the University of Pennsylvania.

Through his extensive experiences as a senior executive, Mr. Haney brings business expertise, finance and risk assessment skills to his Board service with FSC. In addition, Mr. Haney’s past experience as an auditor greatly benefits our oversight of FSC’s quarterly and annual financial reporting obligations. Mr. Haney’s previous service on FSC’s Board also provides him with a specific understanding of FSC, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Haney should serve as a member of FSC’s Board.

Frank C. Meyer. Mr. Meyer has been a member of FSC’s Board of Directors since December 2007. Mr. Meyer is a private investor who was chairman of Glenwood Capital Investments, LLC, an investment adviser specializing in hedge funds, which he founded in January of 1988 and from which he resigned in January of 2004. As of October of 2000, Glenwood has been a wholly-owned subsidiary of the Man Group, PLC, an investment adviser based in England specializing in alternative investment strategies. Since leaving Glenwood in 2004, Mr. Meyer has focused on serving as a director for various companies. During his career, Mr. Meyer has served as an outside director for several companies, including Quality Systems, Inc. (a public company specializing in software for medical and dental professionals), Bernard Technologies, Inc. (a firm specializing in development of industrial processes using chlorine dioxide), and Centurion Trust Company of Arizona (where he served as a non-executive chairman until its purchase by GE Financial). Currently, he is on the Board of Directors of Einstein Noah Restaurant Group, Inc., a firm operating in the quick casual segment of the restaurant industry. He is also on the Board of Directors of three investment funds run by Ferox Capital Management, Limited, an investment manager based in the United Kingdom that specializes in convertible bonds. Mr. Meyer received his B.A. and M.B.A. from the University of Chicago.

Mr. Meyer’s extensive investment experiences within the financial advisory industry provides FSC with broad and diverse knowledge concerning general business trends and the capital markets. Mr. Meyer’s experience and skills closely align with FSC’s business, and his lending and credit experience facilitates an in-depth understanding of risk associated with the structuring of investments. Mr. Meyer’s board related experiences makes him skilled in leading committees requiring substantive expertise. In addition, Mr. Meyer’s risk management expertise and credit related experience also qualify him to serve as a member of FSC’s Audit Committee. Mr. Meyer’s previous service on FSC’s Board also provides him with a specific understanding of FSC, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to our conclusion that Mr. Meyer should serve as a member of FSC’s Board.

Douglas F. Ray. Mr. Ray has been a member of FSC’s Board of Directors since December 2007. Since August 1995, Mr. Ray has worked for Seavest Inc., a private investment and wealth management firm based in White Plains, New York. He currently serves as the president of Seavest Inc. Mr. Ray has more than 15 years of experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company. Prior to joining Seavest, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to FSC extensive financial and risk assessment abilities. Mr. Ray’s previous service on FSC’s Board also provides him with a specific understanding of FSC, its operations, and the business and regulatory issues facing business development companies. Mr. Ray’s expertise and experience also qualify him to serve as chairman of FSC’s Compensation Committee. The foregoing qualifications led to our conclusion that Mr. Ray should serve as a member of FSC’s Board.

Jeffrey R. Kay.  Mr. Kay has been a member of FSFR’s Board of Directors since May 2013. Mr. Kay has over 20 years of marketing and entrepreneurial experience. Over the past ten years, Mr. Kay has founded and operated two different successful businesses providing marketing services and consulting to Fortune 500 companies. Currently, he is the founder and managing director of Brandfan, Inc., a marketing firm that specializes in working with consumer-oriented companies to build revenue-generating digital marketing partnerships. From March 2011 to July 2012, Mr. Kay was the vice president of business development for Fanscape, Inc., a division of Omnicom Group specializing in social media marketing, during which time he also established and managed the company’s New York office. From March 2003 to December 2010, Mr. Kay was senior vice president, strategy & concept development at Eastwest Marketing Group, Inc., an independent consumer-oriented marketing services and consulting firm. Mr. Kay’s previous experience includes founding and operating Performance Marketing Communications, an independent consumer-oriented marketing services agency, and holding management positions at various marketing agencies. Mr. Kay graduated from the University of Maryland College of Business and Management with a B.S. in Marketing and Business Administration.

Mr. Kay’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with FSFR. His experience as a marketing executive for several consumer-oriented companies also provides guidance to FSFR’s investor relations efforts. The foregoing qualifications led to our conclusion that Mr. Kay should serve as a member of FSFR’s Board.

Interested Directors

Leonard M. Tannenbaum, CFA. Mr. Tannenbaum has been FSC’s chief executive officer since October 2007 and the chairman of its Board of Directors since December 2007, and was FSC’s president from October 2007 through February 2010. He has also served as the chief executive officer of FSFR since May 2013 and as FSFR’s vice chairman of its Board of Directors since January 2014, and was FSFR’s chairman from May 2013 to January 2014. Mr. Tannenbaum is the managing partner of our investment adviser and serves on its investment committee. Since founding his first private investment firm in 1998, Mr. Tannenbaum has founded a number of private investment firms, including Fifth Street Capital LLC, and he has served as managing member of each firm. Prior to launching his first firm, Mr. Tannenbaum gained extensive small-company experience as an equity analyst for Merrill Lynch. In addition to serving on our Boards of Directors, Mr. Tannenbaum currently serves on the Board of Directors of several private Greenlight Capital affiliated entities and has previously served on the Boards of Directors of several other public companies, including Einstein Noah Restaurant Group, Inc., Assisted Living Concepts, Inc. and WesTower Communications, Inc. Mr. Tannenbaum has also served on four audit committees and five compensation committees, of which he has acted as chairperson for one of such audit committees and four of such compensation committees. Mr. Tannenbaum graduated from the Wharton School of the University of Pennsylvania, where he received a B.S. in Economics. Subsequent to his undergraduate degree from the University of Pennsylvania, Mr. Tannenbaum received an M.B.A. in Finance from the Wharton School as part of the Submatriculation Program. He is a holder of the Chartered Financial Analyst designation and he is also a member of the Young Presidents’ Organization.

Through his broad experience as an officer and director of several private and public companies, in addition to skills acquired with firms engaged in investment banking and financial services, Mr. Tannenbaum brings to our Companies a unique business expertise and knowledge of private equity financing as well as extensive financial and risk assessment abilities. Mr. Tannenbaum’s previous service on our Boards also provides him with a specific understanding of our Companies, their operations, and the business and regulatory issues facing business development companies. Mr. Tannenbaum’s positions as chief executive officer of each Company, managing partner of our investment adviser and member of its investment committee provides each Board with a direct line of communication to, and direct knowledge of the operations of, each Company and our investment adviser. The foregoing qualifications led to our conclusion that Mr. Tannenbaum should serve as a member of each Board.

Bernard D. Berman. Mr. Berman has been a member of FSC’s Board of Directors since February 2009. He has also been FSC’s president since February 2010 and secretary since October 2007, and served as FSC’s chief compliance officer from April 2009 to May 2013. Mr. Berman has also served as a director of FSFR since May 2013, as president from May 2013 to January 2014 and as chairman of its Board of Directors since January 2014. Mr. Berman is a partner of our investment adviser and serves on its investment committee. Mr. Berman is responsible for the operations of each Company. He also currently serves as chairman of the Board of Directors of Traffic Solutions Holdings, Inc. (formerly known as Statewide Holdings, Inc.). Prior to joining Fifth Street in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman graduated from Boston College Law School. He received a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to each Board and Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on each Board also provides him with a specific understanding of each Company and their operations. The foregoing qualifications led to our conclusion that Mr. Berman should serve as a member of each Board.

Ivelin M. Dimitrov, CFA. Mr. Dimitrov has been a member of FSC’s Board of Directors since January 2013 and FSC’s chief investment officer and the chief investment officer of our investment adviser since August 2011, and served as co-chief investment officer for these entities since November 2010 and June 2010, respectively. He has also served as the chief investment officer of FSFR since May 2013 and as its president since January 2014. Mr. Dimitrov is also a partner of our investment adviser and serves on its investment committee. He has over eight years of experience structuring middle market transactions. Mr. Dimitrov joined our investment adviser in May 2005 and is responsible for the credit underwriting of our investment portfolio, overseeing risk analysis and investment approvals. Mr. Dimitrov leads the tactical asset allocation decisions for the portfolio, shifting exposures between asset classes and industries, as well as managing interest rate risk. He is also responsible for the recruitment and development of the investment adviser’s investment team. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation and has completed CFA Institute’s Investment Management Workshop at Harvard Business School.

Mr. Dimitrov brings to FSC substantial experience in financial analysis, underwriting, valuation and investment research. Mr. Dimitrov’s position as FSC’s chief investment officer and the chief investment officer of our investment adviser provides FSC’s Board with a direct line of communication to, and direct knowledge of the operations of, the Company and our investment adviser, respectively. The foregoing qualifications led to our conclusion that Mr. Dimitrov should serve as a member of FSC’s Board.

Executive Officers Who Are Not Directors

Alexander C. Frank. Mr. Frank has been FSC’s chief financial officer since September 2011 and has served as the chief operating officer of FSFR since May 2013. Prior to joining the Companies, he served as a managing director and chief financial officer of Chilton Investment Company LLC, a global investment management firm, from September 2008 to March 2011. Mr. Frank was responsible for finance and operations infrastructure. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as global head of institutional operations, global corporate controller and chief financial officer of U.S. broker/dealer operations and global treasurer. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. He also oversaw the firm’s financing, capital planning, cash management and rating agency functions. Mr. Frank began his career in audit and tax accounting at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.

David H. Harrison. Mr. Harrison has been FSC’s chief compliance officer and FSFR’s chief compliance officer and secretary since May 2013. He has also served as FSC’s assistant secretary since February 2010, and previously was the director of legal & compliance and a vice president of FSC, Inc. Prior to joining Fifth Street in October 2009, he served as a corporate and securities attorney with the law firm of Dewey & LeBoeuf LLP where he focused on structuring and negotiating various corporate and finance transactions and ensuring compliance with federal securities laws. He received a J.D. from Boston University School of Law and a B.A. from Brandeis University.

Steven M. Noreika. Mr. Noreika has served as FSFR’s chief financial officer since November 2013 and previously served as its executive director and controller since June 2013. He also serves as executive director and controller of FSC, as well as chief financial officer and a partner of Fifth Street Management LLC, our investment adviser. He also served as interim chief financial officer of FSC from September 1, 2011 to September 19, 2011. Mr. Noreika joined Fifth Street in September 2008. Prior to joining Fifth Street, from 2002 to 2008, Mr. Noreika was a manager of internal financial reporting at Time Warner, Inc. where he worked on various aspects of financial reporting, financial systems design and implementation. Prior to that, he worked in a supervisory role for Marcum & Kliegman, LLP, where he was responsible for audit and tax engagements for clients in various industries, predominantly financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University. He is also a holder of the Chartered Financial Analyst designation.

Board Leadership Structure

The Boards of the Companies monitor and perform an oversight role with respect to the respective Companies’ business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, our Boards respectively approve the appointment of our investment adviser and our executive officers, review and monitor the services and activities performed by our investment adviser and our executive officers and approve the engagement, and review the performance, of our independent registered public accounting firm.

Under FSC’s Amended and Restated Bylaws and FSFR’s Bylaws, each Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. Neither Company has a fixed policy as to whether the chairman of the Board should be an independent director; the Companies believe that each Company should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in each Company’s best interests and the best interests of each Company’s stockholders at such times. Our Boards have established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to each Company’s Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the independent directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being independent directors).

Presently, Mr. Tannenbaum serves as the chairman of FSC’s Board and is also FSC and FSFR's chief executive officer. Mr. Berman serves as the chairman of FSFR’s Board and is also the President of FSC. We believe that each of Mr. Tannenbaum’s and Mr. Berman’s history with each Company, familiarity with our investment platform and extensive knowledge of the financial services industry qualify each of them to serve as the chairmen of the respective Companies. We believe that we are best served through this existing leadership structure, as their relationship with our investment adviser provides an effective bridge and encourages an open dialogue between management and each Company’s Board, ensuring that these groups act with a common purpose.

Our Boards do not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors meet with in executive session, for administering our compliance policies and procedures. While certain non-management members of our Boards may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Boards’ Role In Risk Oversight

Each Company’s Board performs its risk oversight function primarily through (i) three committees, which report to the Board and are comprised solely of independent directors, and (ii) active monitoring of our chief compliance officer and the applicable Company’s compliance policies and procedures.

As described below in more detail, the applicable Company’s Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee assist the applicable Board in fulfilling its risk oversight responsibilities. The Audit Committees’ risk oversight responsibilities include overseeing such Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the applicable Board regarding the valuation of the Company’s respective loans and investments. The Compensation Committees’ risk oversight responsibilities include reviewing and approving the reimbursement by each of the Companies of the compensation of the chief operating officer (FSFR only), chief financial officers and chief compliance officer and their staffs. The Nominating and Corporate Governance Committees’ risk oversight responsibilities include selecting, researching and nominating directors for election by the applicable Company’s stockholders, developing and recommending to the applicable Board a set of corporate governance principles and overseeing the evaluation of such Board and our management.

Each Board also performs its risk oversight responsibilities with the assistance of such Company’s chief compliance officer. Each Board annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The chief compliance officer’s annual report addresses at a minimum (i) the operation of the compliance policies and procedures of the Company since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks. In addition, the chief compliance officer meets in executive session with each Board’s independent directors.

Each Company believes that the role of its Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As BDCs, we are required to comply with certain regulatory requirements that control the levels of risk in our respective businesses and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Transactions with Related Persons

Each Company has entered into an investment advisory agreement with Fifth Street Management, our investment adviser. Fifth Street Management is controlled by Leonard M. Tannenbaum, its managing member, who also serves as the chairman of FSC’s Board, the vice chairman of FSFR’s Board and the chief executive officer of each Company.

Under FSC’s investment advisory agreement, fees payable to our investment adviser will be equal to (a) a base management fee of 2.0% of the value of its gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on its performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of FSC’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement) and equals 20% of FSC’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

Under FSFR’s investment advisory agreement, fees payable to our investment adviser will be equal to (a) a base management fee of 1.0% of the value of its gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on its performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of FSFR’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement) and equals 20% of FSFR’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

Each investment advisory agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. FSC incurred investment advisory fees of $63.9 million for fiscal year 2013 under its investment advisory agreement. FSFR incurred investment advisory fees of $0.1 million for fiscal year 2013 under its investment advisory agreement.

Each Company has entered into an administration agreement with FSC CT. Pursuant to the administration agreements with FSC CT, which is controlled by Mr. Tannenbaum, FSC CT provides administrative services to each Company, including office facilities and equipment, and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreements, FSC CT also performs or oversees the performance of each Company’s required administrative services, which includes being responsible for the financial records which the Companies are required to maintain and preparing reports to each Company’s stockholders and reports filed with the SEC. In addition, FSC CT assists each Company in determining and publishing each Company’s net asset value, overseeing the preparation and filing of each Company’s tax returns and the printing and dissemination of reports to each Company’s stockholders, and generally overseeing the payment of each Company’s expenses and the performance of administrative and professional services rendered to each Company by others. For providing these services, facilities and personnel, each Company reimburses FSC CT the allocable portion of overhead and other expenses incurred by FSC CT in performing its obligations under the respective administration agreement, including rent and each Company’s allocable portion of the costs of compensation and related expenses of the chief operating officer (FSFR only), chief financial officers and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC CT. FSC CT may also offer to provide, on either Company’s behalf, managerial assistance to each Company’s portfolio companies. Each administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Until January 1, 2014, FSC, Inc. served as each Company’s administrator under a substantially identical arrangement as the current administration agreements with FSC CT. FSC incurred approximately $4.3 million of administration fees, and FSFR incurred approximately $0.1 million of administration fees, for fiscal year 2013 under their respective administration agreements.

Each Company has also entered into a license agreement with Fifth Street Capital LLC pursuant to which Fifth Street Capital LLC has agreed to grant each a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, each Company has a right to use the “Fifth Street” name, for so long as Fifth Street Management LLC or one of its affiliates remains its investment adviser. Other than with respect to this limited license, neither Company has a legal right to the “Fifth Street” name. Fifth Street Capital LLC is controlled by Mr. Tannenbaum, its managing member.

Review, Approval or Ratification of Transactions with Related Persons

Each Company’s independent directors are required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Certain of our executive officers, directors and/or members of our investment adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates. For example, Fifth Street Management presently serves as investment adviser to both FSC and FSFR and will encounter certain investment opportunities that satisfy the investment criteria for both Companies. FSC had total assets of approximately $2.1 billion as of

September 30, 2013. FSC generally targets small and mid-sized companies with annual revenues between $25 million and $250 million and targets investment sizes generally ranging from $10 million to $100 million. In addition, although not the primary focus of FSC’s investment portfolio, FSC’s investments also include floating rate senior loans. FSFR had total assets of approximately $100 million as of September 30, 2013, and invests in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, made to private middle market companies whose debt is rated below investment grade, similar to those that FSC targets for investment. Specifically, FSFR targets private leveraged middle market companies with approximately $20 million to $100 million of EBITDA and targets investment sizes generally ranging from $3 million and $20 million. Therefore, there may be certain investment opportunities that satisfy the investment criteria for both FSC and FSFR. In addition, certain of our executive officers and independent directors serve in substantially similar capacities for both FSC and FSFR. Fifth Street Management and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment mandates that are similar, in whole and in part, with ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders. For example, the principals of our investment adviser may face conflicts of interest in the allocation of investment opportunities to us and such other funds.

Fifth Street Management has adopted, and our Boards of Directors have approved, an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates.  To the extent an investment opportunity is appropriate for either or both Companies and/or any other investment fund managed by our affiliates, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. Any such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, if the terms of the opportunity are consistent with more than one entity's investment strategy, on an alternating basis. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Companies and our common stockholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of our investment adviser.

The 1940 Act prohibits the Companies from making certain negotiated co-investments with affiliates, including with one another, unless they receive an order from the SEC permitting us to do so. Fifth Street Management and certain of its affiliates have submitted an exemptive application to the SEC to permit us to co-invest with other funds managed by Fifth Street Management or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. There can be no assurance that any such exemptive order will be obtained. Prior to receiving any such exemptive order from the SEC, Fifth Street Management will offer each Company the right to participate in all investment opportunities that it determines are appropriate for such Company in view of its investment objective, policies and strategies and other relevant factors. These offers will be subject to the exception that, in accordance with Fifth Street Management’s investment allocation policy, each Company might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Fifth Street Management or its affiliates.

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate conflicts of interest associated with the allocation of investment opportunities if the Companies are able to co-invest, either pursuant to SEC interpretive positions or an exemptive order, with other funds managed by our investment adviser or its affiliates. Generally, under the investment allocation policy, if we are permitted to co-invest pursuant to an exemptive order, co-investments will be allocated pursuant to the conditions of the exemptive order.  If the Companies are able to co-invest pursuant to SEC interpretive positions, generally, under the investment allocation policy, a portion of each opportunity that is appropriate for either Company and any affiliated fund will be offered to such Company and such other eligible funds as determined by Fifth Street Management and generally based on asset class, fund size and liquidity, among other factors.  If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on the allocation that each participant would have received if there was a sufficient amount of securities. Fifth Street

Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Companies’ directors and executive officers, and persons who own 10% or more of its voting stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish each Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended September 30, 2013.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://fsc.fifthstreetfinance.com for FSC, and http://fsfr.fifthstreetfinance.com for FSFR.

Our Joint Corporate Governance Policy, Joint Code of Business Conduct and Ethics, Joint Code of Ethics and each Company’s Board Committee charters are available at the above websites and are also available to any stockholder who requests them by writing to David H. Harrison, Assistant Secretary, Fifth Street Finance Corp., or David H. Harrison, Secretary, Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606.

Director Independence

In accordance with rules of NASDAQ, each Company’s Board annually determines the independence of each director. No director is considered independent unless the applicable Board has determined that he or she has no material relationship with the applicable Company. Each Company monitors the status of its directors and officers through the activities of such Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, each Board uses the definition of director independence set forth in the NASDAQ Listing Rules. Section 5605 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

Each Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Tannenbaum, Berman and Dimitrov with respect to FSC and Messrs. Tannenbaum and Berman with respect to FSFR. Messrs. Tannenbaum, Berman and Dimitrov are interested persons due to their positions as partners of our investment adviser and executive officers of one or both of the Companies.

Annual Evaluation

Each Company’s directors perform an evaluation, at least annually, of the effectiveness of such Company’s Board and its committees. This evaluation includes an annual questionnaire, as well as Board and Board committee discussion.

Board Meetings and Committees

FSC’s Board met seven times during fiscal year 2013. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. FSFR’s Board met once during fiscal year 2013. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. Each Board’s standing committees are set forth below. Our directors are invited and encouraged to attend each Annual Meeting of Stockholders. One of FSC’s directors attended FSC’s 2013 Annual Meeting of Stockholders in person. The Annual Meeting will be FSFR’s first annual meeting of stockholders.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of either Company’s Board by mail. To communicate with either Company’s Board, any individual directors or any group or committee of directors, correspondence should be addressed to such Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Finance Corp. or Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the applicable Company’s Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Audit Committee

Each Company’s Audit Committee is responsible for selecting, engaging and discharging its independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to its Board regarding the valuation of its loans and investments.

FSC

The members of the Audit Committee of FSC are Messrs. Dunn, Dutkiewicz, Haney, Meyer and Ray, each of whom is not an interested person of FSC for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dutkiewicz serves as the chairman of FSC’s Audit Committee. FSC’s Board of Directors has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. FSC’s Audit Committee met eight times during the 2013 fiscal year.

A charter of FSC’s Audit Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

FSFR

The members of the Audit Committee of FSFR are Messrs. Dunn, Dutkiewicz and Kay, each of whom is not an interested person of FSFR for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dutkiewicz serves as the chairman of FSFR’s Audit Committee. FSFR’s Board of Directors has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. FSFR’s Audit Committee met twice during the 2013 fiscal year.

A charter of FSFR’s Audit Committee is available in print to any stockholder who requests it and is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.

Compensation Committee

Each Company’s Compensation Committee is responsible for reviewing and approving the reimbursement by such Company of the compensation of its chief operating officer (FSFR only), chief financial officer and chief compliance officer and their staffs.

FSC

The current members of FSC’s Compensation Committee are Messrs. Dunn, Meyer and Ray, each of whom is not an interested person of FSC for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Ray serves as the chairman of FSC’s Compensation Committee. As discussed below, none of FSC’s executive officers are directly compensated by FSC. FSC’s Compensation Committee met once during the 2013 fiscal year.

A charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

FSFR

The current members of FSFR’s Compensation Committee are Messrs. Dunn, Dutkiewicz, and Kay, each of whom is not an interested person of FSFR for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dunn serves as the chairman of the Compensation Committee. As discussed below, none of FSFR’s executive officers are directly compensated by FSFR. FSFR’s Compensation Committee did not meet during the 2013 fiscal year.

A charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.

Nominating and Corporate Governance Committee

Each Company’s Nominating and Corporate Governance Committee is responsible for determining criteria for service on such Company’s Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on its Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management. Each Company’s Nominating and Corporate Governance Committee considers nominees properly recommended by its stockholders.

The members of FSC’s Nominating and Corporate Governance Committee are Messrs. Dunn, Dutkiewicz, Haney, Meyer and Ray, each of whom is not an interested person of FSC for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dunn serves as the chairman of FSC’s Nominating and Corporate Governance Committee. FSC’s Nominating and Corporate Governance Committee met once during the 2013 fiscal year.

The members of FSFR’s Nominating and Corporate Governance Committee are Messrs. Dunn, Dutkiewicz, and Kay, each of whom is not an interested person of FSFR for purposes of the 1940 Act and is independent for purposes of the NASDAQ corporate governance regulations. Mr. Dunn serves as the chairman of FSFR’s Nominating and Corporate Governance Committee. FSFR’s Nominating and Corporate Governance Committee did not meet during the 2013 fiscal year.

Each Company’s Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with either FSC’s Amended and Restated Bylaws or FSFR’s Bylaws, as applicable, and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for either Company’s board of directors by writing to: Board of Directors, Fifth Street Finance Corp. or Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the persons; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, each Company’s Nominating and Corporate Governance Committee considers the following facts:

•	the appropriate size and composition of its Board;

•	its needs with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of its Board;

•	the capacity and desire to serve as a member of its Board and to represent the balanced, best interests of its stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.
Each Company’s Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although each Company’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in its best interests and those of its stockholders. Each Company’s Nominating and Corporate Governance Committee also believes it appropriate for certain key members of its management to participate as members of the Board. Each Company’s Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow each Board to fulfill its responsibilities. Each Company’s Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

Each Company’s Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the applicable business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of each Company’s Nominating and Corporate Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the respective Boards.

A charter of FSC’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it, and it is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

A charter of FSFR’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it, and it is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.
Valuation Committee
Effective December 1, 2012, FSC’s Board eliminated its Valuation Committee and merged its responsibilities into its Audit Committee. Prior to its elimination, the Valuation Committee established guidelines and made recommendations to FSC’s Board regarding the valuation of its loans and investments. FSC’s Valuation Committee met once during the 2013 fiscal year.

Code of Business Conduct and Ethics

The Companies have adopted a Joint Code of Business Conduct and Ethics which applies to, among others, executive officers, including each Company’s principal executive officer and principal financial officer, as well as every officer, director and employee of each Company. Requests for copies should be sent in writing to Fifth Street Finance Corp. or Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606. The Joint Code of Business Conduct and Ethics is also available at http://fsc.fifthstreetfinance.com or http://fsfr.fifthstreetfinance.com.

If either Company makes any substantive amendment to, or grants a waiver from, a provision of the Joint Code of Business Conduct and Ethics, such Company will promptly disclose the nature of the amendment or waiver on its website at http://fsc.fifthstreetfinance.com or http://fsfr.fifthstreetfinance.com, as applicable.

Executive Compensation

Neither Company’s executive officers receive direct compensation from the Company. The compensation of the principals and other investment professionals of our investment adviser are paid by our investment adviser. Further, each Company is prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the chief operating officer (FSFR only), chief financial officers and chief compliance officer and their staffs and other support personnel is set by our administrator, FSC CT, and is subject to reimbursement by each Company of an allocable portion of such compensation for services rendered to it.

During fiscal year 2013, FSC reimbursed FSC, Inc., our prior administrator, approximately $1.9 million for the allocable portion of compensation expenses incurred by FSC, Inc. on behalf of FSC’s chief financial officer, chief compliance officer and other support personnel, pursuant to its previous administration agreement. FSC, Inc. voluntarily determined to forgo receiving reimbursement for the services performed for FSC by our chief compliance officer until May 2013 when Mr. Harrison was appointed to such position.

During fiscal year 2013, FSFR reimbursed FSC, Inc. approximately $62,000 for the allocable portion of compensation expenses incurred by FSC, Inc. on behalf of FSFR’s chief financial officer, chief compliance officer and other support personnel, pursuant to its previous administration agreement.

Director Compensation
The following table sets forth compensation of each Company’s directors for the year ended September 30 2013:

Name (Companies)	Fees Earned or Paid in Cash (1)(2)		Total
	FSC	FSFR	FSC	FSFR

Interested Directors
Leonard M. Tannenbaum (FSC; FSFR)	--	--	--	--
Bernard D. Berman (FSC; FSFR)	--	--	--	--
Ivelin M. Dimitrov (FSC)	--	--	--	--
Independent Directors:
Brian S. Dunn (FSC; FSFR)	$122,500	$12,257	$122,500	$12,257
Richard P. Dutkiewicz (FSC; FSFR)	$124,000	$11,257	$124,000	$11,257
Byron J. Haney (FSC)	$114,000	--	$114,000	--
Jeffrey R. Kay (FSFR)	--	$10,007	--	$10,007
Frank C. Meyer (FSC)	$104,000	--	$104,000	--
Douglas F. Ray (FSC)	$111,000	--	$111,000	--
____________

(1) For a discussion of each Company’s independent directors’ compensation, see below.

(2) Neither Company maintains a stock or option plan, non-equity incentive plan or pension plan for its directors.
FSC
For the fiscal year ended September 30, 2013, the independent directors of FSC received an annual retainer fee of $85,000, payable once per year to independent directors that attend at least 75% of the meetings held the previous year. In addition, the independent directors of FSC received $2,500 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The independent directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a Board meeting.
In addition, the chairman of the Audit Committee of FSC received an annual retainer of $15,000, while the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of FSC each received an annual retainer of $5,000. No compensation was paid to directors who are interested persons of FSC as defined in the 1940 Act.
Effective as of October 1, 2013, the annual retainer fee received by FSC’s independent directors was amended to $90,000, payable once per year to directors that attend at least 75% of the meetings held the previous year.
FSFR
For the fiscal year ended September 30, 2013, the independent directors of FSFR received an annual retainer fee of $25,000, payable once per year to independent directors that attend at least 75% of the meetings held the previous year. In addition, the independent directors of FSFR received $2,000 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The independent directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a Board meeting.
In addition, the chairman of the Audit Committee of FSFR received an annual retainer of $5,000, while the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of FSFR each received an annual retainer of $2,500. No compensation was paid to directors who are interested persons of FSFR as defined in the 1940 Act.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR
Upon the recommendation of each respective Audit Committee of the Boards, each Board has appointed PricewaterhouseCoopers LLP (“PwC”) as such Company’s independent registered public accounting firm for the year ending September 30, 2014, subject to ratification by each Company’s stockholders.
It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
Independent Auditor’s Fees
The following table presents fees for professional services rendered by PwC for the fiscal years ended September 30, 2012 and 2013. FSFR began operations in fiscal year 2013 and therefore has no fees attributable to fiscal year 2012.

	2013		2012
	FSC	FSFR	FSC
Audit Fees	$862,500	$90,000	$641,539
Audit-Related Fees	245,000	65,000	220,700
Aggregate Non-Audit Fees:
Tax Fees	98,200	35,000	91,800
All Other Fees	—	—	—
Total Aggregate Non-Audit Fees	98,200(1)	35,000(2)	91,800(3)
Total Fees	$1,205,700	$190,000	$954,039
_________________
(1) Non-audit fees represent 8.1% of total fees.
(2) Non-audit fees represent 18.4% of total fees.
(3) Non-audit fees represent 9.6% of total fees.
Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.
All Other Fees.  All other fees would include fees for products and services other than the services reported above.
Required Vote
For each Company, the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect this proposal.

Each Board unanimously recommends a vote “FOR” this proposal. Proxies solicited by either Board will be voted “FOR” Proposal 2 unless otherwise instructed.

Audit Committee Report

The following is the joint report of the Audit Committees with respect to each Company’s audited financial statements for the year ended September 30, 2013.

As part of its oversight of the Company’s financial statements, each Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2013 and as of and for the year ended September 30, 2013. Each Company’s management advised each Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. Each Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to both Companies’ Audit Committees the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the applicable Company’s Audit Committee concerning independence, and such Audit Committee discussed the subject of independence with the independent registered public accounting firm.

Each Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PwC, each Company’s independent registered public accounting firm. Pursuant to the policies, each Company’s Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the applicable Company’s Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the applicable Audit Committee. However, such Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the applicable Audit Committee at its next scheduled meeting. Neither of the Companies’ Audit Committees delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Each Company’s Audit Committee has reviewed the audit fees paid by such Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the applicable Company’s and Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, each Company’s Audit Committee recommended to the applicable Board that the financial statements as of and for the year ended September 30, 2013, be included in each Company’s Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the SEC. Each of the Audit Committees also recommended the selection of PwC to serve as the independent registered public accounting firm of each Company for the year ending September 30, 2014.

FSC Audit Committee Richard P. Dutkiewicz, Chairman Brian S. Dunn, Member Byron J. Haney, Member Frank C. Meyer, Member Douglas F. Ray, Member	FSFR Audit Committee Richard P. Dutkiewicz, Chairman Brian S. Dunn, Member Jeffrey R. Kay, Member

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in either Companies’ proxy statement and form of proxy for the 2015 Joint Annual Meeting of Stockholders must be received by the applicable Company on or before October 3, 2014. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Finance Corp. or Fifth Street Senior Floating Rate Corp., as applicable, 10 Bank Street, 12th Floor, White Plains, NY 10606, Attention: Corporate Secretary.

Stockholder proposals or director nominations for either Company to be presented at the 2015 Joint Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the applicable Company not less than ninety (90) days in advance of the one year anniversary of the date the Companies’ proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the 2015 Joint Annual Meeting of Stockholders, either Company must receive such proposals and nominations no later than November 2, 2014. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2015 Joint Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in FSC’s Amended and Restated Bylaws or FSFR’s Bylaws, as applicable, including supporting documentation and other information. Proxies solicited by either Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

Each Company’s Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to each Board, no matters may properly be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy card(s) so that you may be represented at the Annual Meeting.

[Form of FSC Proxy Card]

FIFTH STREET FINANCE CORP. 10 BANK STREET, 12TH FLOOR WHITE PLAINS, NY 10606
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40576-P19196                                  KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
Vote on Proposal 1 (Election of Directors)
1.	To elect three directors of the Company to hold office until the Company’s 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	Nominees:	For	Against	Abstain
	1a. Ivelin M. Dimitrov	☐	☐	☐
	1b. Brian S. Dunn	☐	☐	☐
	1c. Byron J. Haney	☐	☐	☐
Vote on Proposal 2 (Auditor Ratification)
						For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2014.					☐	☐	☐
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors recommends you vote FOR the Proposals. For address changes/comments, mark here (see reverse for instruction): ☐
Please indicate if you plan to attend this meeting: Yes ☐ No		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

– – – – – – – – – – – – – – – – – – – –– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

FIFTH STREET FINANCE CORP.
JOINT ANNUAL MEETING OF STOCKHOLDERS - MARCH 13, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard D. Berman and Alexander C. Frank, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2014 Joint Annual Meeting of Stockholders of Fifth Street Finance Corp., a Delaware corporation (the “Company”), to be held at The Ritz-Carlton, Westchester at Three Renaissance Square, White Plains, NY 10601 on March 13, 2014 at 10:00 a.m., local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. Matters pertaining to Fifth Street Senior Floating Rate Corp. will also be addressed at the 2014 Joint Annual Meeting of Stockholders. The undersigned hereby acknowledges receipt of the Notice of the 2014 Joint Annual Meeting of Stockholders of the Company and the accompanying Joint Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE THREE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: _______________________________________________________________________________________

_______________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

[Form of FSFR Proxy Card]

FIFTH STREET SENIOR FLOATING RATE CORP. 10 BANK STREET, 12TH FLOOR WHITE PLAINS, NY 10606
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FIFTH STREET SENIOR FLOATING RATE CORP.
The Board of Directors recommends you vote FOR the following:
Vote on Proposal 1 (Election of Directors)
1.	To elect one director of the Company to hold office until the Company’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.
	Nominees:		For	Against	Abstain
	1a. Jeffrey R. Kay		☐	☐	☐
Vote on Proposal 2 (Auditor Ratification)
						For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2014.					☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors recommends you vote FOR the Proposals. For address changes/comments, mark here. (see reverse for instruction) ☐
Please indicate if you plan to attend this meeting: Yes ☐ No		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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FIFTH STREET SENIOR FLOATING RATE CORP.
JOINT ANNUAL MEETING OF STOCKHOLDERS - MARCH 13, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alexander C. Frank and Steven M. Noreika, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the 2014 Joint Annual Meeting of Stockholders of Fifth Street Senior Floating Rate Corp., a Delaware corporation (the “Company”), to be held at The Ritz-Carlton, Westchester at Three Renaissance Square, White Plains, New York 10601 on March 13, 2014, at 10:00 a.m., local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. Matters pertaining to Fifth Street Finance Corp. will also be addressed at the 2014 Joint Annual Meeting of Stockholders. The undersigned hereby acknowledges receipt of the Notice of the 2014 Joint Annual Meeting of Stockholders of the Company and the accompanying Joint Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: _______________________________________________________________________________________

_______________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side